UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2012

FS BANCORP, INC.
(Exact name of registrant as specified in its charter)

Washington	001-35589	45-4585178
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6920 220th Street SW, Suite 200, Mountlake Terrace, Washington		98043
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (425) 771-8840

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On July 9, 2012, FS Bancorp announced it has become the holding company for 1st Security Bank of Washington (the “Bank”) in connection with the completion of the Bank’s conversion from the mutual to stock form of organization.  FS Bancorp has also completed its related public stock offering.

FS Bancorp sold 3,240,125 shares of common stock at $10.00 per share, for gross offering proceeds of $32,401,250.  The offering was oversubscribed in the first category of the subscription offering by eligible account holders, whose valid orders were filled in accordance with the allocation procedures described in the prospectus and as set forth in the Bank’s plan of conversion.  Neither supplemental eligible account holders as of March 31, 2012, nor any other subscribers had their orders filled.

The Bank’s Employee Stock Ownership Plan (“ESOP”) was unable to purchase any shares in the offering as a result of the oversubscription. As a result, the ESOP intends to purchase, subject to regulatory approval, up to 259,210 shares of FS Bancorp, Inc. common stock in the aftermarket, equal to 8.0% of the shares sold in the offering.  Directors and executive officers of the Bank also intend to purchase shares of FS Bancorp, Inc. common stock in the aftermarket to the extent that their orders were not filled as a result of the oversubscription.

The foregoing description is only a summary and is qualified in its entirety to the full text of the release which is included as Exhibit 99.1 to this report and is incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit 99.1 Press release dated July 9, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FS BANCORP, INC.

Date:	July 11, 2012	By:	/s/ Matthew D. Mullet
Matthew D. Mullet, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated July 9, 2012